Exhibit 10.3

July 30, 2008


PRIVATE & CONFIDENTIAL
----------------------

Bernard Beck
Chairman & Chief Executive Officer
Elite Pharmaceutical, Inc.
165 Ludlow Avenue
Northvale, NJ 07647

Dear Mr. Berk:


     This letter will serve as the engagement agreement ("AGREEMENT") between Elite Pharmaceuticals, Inc. (the "COMPANY"), ROTH Capital Partners, LLC and
Boenning & Scattergood, Inc. (the "PLACEMENT AGENTS") and amends and replaces the letter agreement dated as of April 24, 2008 among the Company and the Placement Agents. The Company agrees to engage the Placement Agents to act as its co-lead placement agents for a financing in the form of a private financing (a "PRIVATE PLACEMENT") of up to approximately $5 million through a privately negotiated sale of common stock or convertible preferred stock (in either case, the "SHARES") of the Company.

1.   SERVICES OF THE PLACEMENT AGENTS
     --------------------------------

     The Placement Agents are prepared to commence work immediately, including beginning their due diligence activities and assisting the Company in preparing and providing its publicly filed documents or other reasonably requested materials ("OFFERING MATERIALS") for prospective purchasers in the Private Placement. The Placement Agents will also advise the Company in structuring the Private Placement. The Placement Agents will further: (a) identify and contact suitable investors; (b) respond to questions, coordinate requests for information and meetings with the Company and solicit commitments from investors, and (c) otherwise assist in closing the Private Placement.

     It is understood, that the decision to proceed with, and the final terms of, the Private Placement will depend on the satisfactory results of the Placement Agents' due diligence investigation (including review of legal and accounting issues), the Company's business prospects, prevailing securities market conditions at the time of the Private Placement and final approval by the Placement Agents' respective Commitment Committees. It is understood that execution of this Agreement does not assure the successful completion of the Private Placement.

     The Placement Agents agree that the Company shall be notified, in writing or by email, of each potential investor contacted by the Placement Agents.

2.   THE COMPANY'S ACTIONS AND RESPONSIBILITIES
     ------------------------------------------

     In connection with Placement Agents' activities:

         (a) The Company will comply with all applicable securities and other laws in connection with the Private Placement including, without limitation, making all appropriate filings with applicable federal and state securities commissions or authorities, if so required,



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Elite Pharmaceuticals, Inc.
July ___, 2008
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         (b) The  Company  authorizes  the  Placement  Agents  to  transmit  the
Offering Materials to prospective purchasers in the Private Placement, as may be identified to the Company, and represents and warrants that the information that it provides to be included in the Offering Materials, at all times through the closing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall not transmit the Offering Materials to any prospective purchasers without first advising the Placement Agents, other than as may be provided through any co-placement agent.

         (c) The Company represents and warrants that: (i) the representations and warranties contained in each purchase agreement with investors (the "PURCHASE AGREEMENT") will be true and correct in all respects on the date such Purchase Agreement is entered into and as of the closing date of the sale of the Shares to which such Purchase Agreement relates, and (ii) the Placement Agents shall be entitled to rely on such representations and warranties as if they were made directly to the Placement Agents. The Placement Agents shall also be entitled to rely upon any opinions of counsel delivered to any purchaser in the Private Placement, including, without limitation, any opinions relating to the registration statement.

         (d) The Company shall establish an escrow account (the "ESCROW ACCOUNT") with a suitable financial institution agreeable to the Company and the Placement Agents (the "ESCROW AGENT"), and shall enter into an escrow agreement (the "ESCROW AGREEMENT") with the Escrow Agent. Upon the closing of the Private Placement (or each such closing if there shall be more than one), the Escrow Agent shall deliver to the Company, by wire transfer of immediately available funds, the funds deposited in the Escrow Account in payment for the securities, less (x) the amounts payable to the Escrow Agent pursuant to the terms of the Escrow Agreement, and (y) the amounts payable to the Placement Agents pursuant to Section 3 hereof.


         (e) The Company will not authorize any other person to act on its behalf as investment banker with respect to a Private Placement for a period of 90 days, commencing on the date of this letter, other than such additional co-placement agents as to which the Company shall have provided notice to the Placement Agents, subject to the consent of the Placement Agents, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED that any such co-placement agent has entered into a Co-Placement Agent Agreement with the Placement Agents, a form of which has been provided to the Company. Nonetheless, the Placement Agents reserve the right to involve other Financial Industry Regulatory Authority. Inc. ("FINRA") member Broker Dealers in good standing in the Private Placement, subject to the approval of the Company, which shall not be unreasonably withheld.

3.   FEES & EXPENSES
     ---------------

         (a) As compensation for the services to be provided by the Placement Agents hereunder, the Company agrees to pay to the Placement Agents a cash fee equal to 6.5% of the gross proceeds of the Private Placement payable at the closing of the Private Placement. In addition, the Placement Agents shall receive at the closing of the Private Placement a five-year non-callable warrant to purchase that number of shares of the Company's common stock equal to 4.0% of the number of shares of the Company's common stock sold in the Private Placement (on an as-converted basis if shares of the Company's preferred stock are sold in the Private Placement) to investors contacted by the Placement Agents with the approval of the Company at a price per share equal to the greater of (i) 110% of the conversion price per share of the common stock sold in the Private Placement (or in the case of convertible preferred stock, 110% of the price at which the convertible preferred stock may be converted into common stock, as of the date of the closing of the Private Placement), and (ii) the market price per



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Elite Pharmaceuticals, Inc.
July ___, 2008
Page 3 of 10


share of the Company's common stock on the initial closing date. If the Private Placement is consummated by means of more than one closing, the Placement Agents shall be entitled to the fees and warrants provided herein with respect to each such closing.

         (b) In addition to the foregoing fees, and regardless of whether any Private Placement is consummated, the Company shall reimburse the Placement Agents for all reasonable out-of-pocket expenses incurred from time to time in connection with the provision of the services hereunder, including reasonable fees and expenses of its counsel, travel-related expenses (without regard to volume- based or similar credits or rebates the Placement Agents may receive from travel agents, airlines and other vendors on a periodic basis), research, database and similar information charges paid to third party vendors, and postage, telecommunication and duplicating expenses. Such fees will be limited in the aggregate to $30,000 without prior written consent of the Company.

4.   TERMS OF ENGAGEMENT
     -------------------

     The Company or the Placement Agents may terminate the Agreement anytime after the close of business on August 31. 2008 (the "TERMINATION DATE"), with or without cause by notifying the other in writing 10 days prior to the Termination Date. This Agreement shall terminate, without further action by either party upon the earlier of (i) the date of the closing of the Private Placement, (ii) provision by either party of written notice and expiration of the 10-day period described above, and (iii) the Termination Date. Following the Company's termination of this Agreement, if the Company, on or before the first anniversary of the date of such termination, sells securities of the Company to any investors contacted by the Placement Agents in connection with the Private Placement, the Company will pay to the Placement Agents the fees that would have been payable to the Placement Agents in accordance with Section 3 above. Termination of the Agreement shall not affect the Placement Agents' right (a) to indemnification, contribution or reimbursement of expenses under this Agreement, or (b) to any amounts owed on or prior to the date of such termination. Without limiting the foregoing, notwithstanding the expiration of this Agreement, the provisions of Sections 3 through 8, including, without limitation the obligation to pay additional cash fees and issue additional warrants upon additional closings of the Private Placement, shall remain operative in accordance with their respective terms.

5.   INDEMNIFICATION
     ---------------

     The Company agrees to provide indemnification, contribution and reimbursement to the Placement Agents and certain other parties, including any co-placement agents in accordance with, and the Company further agrees to be bound by, the limitations on liability and other provisions set forth in SCHEDULE A attached hereto, which SCHEDULE A is incorporated herein and made a part hereof.

6.   INFORMATION PROVIDED TO THE PLACEMENT AGENTS
     --------------------------------------------

     In performing the services described above, the Company agrees to furnish or cause to be furnished to the Placement Agents such information as the Placement Agents reasonably believe appropriate to permit the Placement Agents to provide the services contemplated by this Agreement (all such information so furnished being the "INFORMATION"). The Company represents and covenants that all information furnished by the Company or its agents will be complete and correct in all material respects and that during the term of this Agreement, the Company will advise Placement Agents immediately of the occurrence of any event or any other change known by the Company or its agents which results in the Information ceasing to be complete and correct in all material respects. The Company also represents and




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Elite Pharmaceuticals, Inc.
July ___, 2008
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warrants  that any  projections  or forecasts  that it provides to the Placement
Agents will be prepared in good faith and will be based upon assumptions which the management of the Company believes, in light of the circumstances in which they are made, are reasonable. The Company recognizes and confirms that the Placement Agents (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated hereby without having independently verified any of the same, except to the extent that any such information is inconsistent with the Information, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (c) will not make any appraisal of any of the assets or liabilities of the Company.

7.   CONFIDENTIALITY
     ---------------

         (a) Each Placement Agent agrees to maintain the confidentiality of all confidential information provided to it by the Company regarding the Company and shall not disclose any such confidential information to any person other than employees and agents of the Placement Agents without the prior written consent of the Company. The obligations regarding confidential information received hereunder shall not apply to any such information which: (i) is or becomes part of the public domain, prior to or after the time of disclosure of such information, or is or becomes publicly available without breach hereof by the Placement Agents; (ii) is lawfully acquired by the Placement Agents from a source not under obligation to the Company regarding disclosure of such information; (iii) is disclosed to any third party by or with the permission of the Company without confidentiality restrictions; (iv) is developed by or on behalf of the Placement Agents without reference to or reliance upon confidential information hereunder; or (v) was in the Placement Agents' possession before receipt from the Company without being bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a confidential, legal or fiduciary obligation with respect to such information.

         (b) If either Placement Agent is required by judicial or administrative process to disclose any information that it has agreed not to disclose pursuant to Section 7(a), then the recipient of such information shall promptly notify the other in order to afford the other a reasonable time to oppose such process. The Placement Agents will not oppose any action by the disclosing party to seek a protective order or other remedy.

8.   COVENANTS, REPRESENTATIONS, AND WARRANTIES
     ------------------------------------------

         (a) Each Placement Agent is a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended (the "ACT"), and the rules and regulations promulgated thereunder, and a member of good standing of the FINRA.


         (b) The Placement Agents agree that the Placement Agents will maintain the registrations, qualifications and memberships referred to in paragraph 8(a) in good standing and in full force and effect throughout the term of this Agreement.

         (c) The Placement Agents undertake to comply, with respect to the offering of Shares, with all applicable laws, including without limitation, all applicable provisions of the Act, the Investment Company Act of 1940 and the rules and regulations thereunder, and the applicable rules of FINRA, and the Placement Agents will indemnify and hold the Company harmless against any liabilities (including costs of investigation and defense) to which the Placement Agents become subject in respect of breach by the Placement Agents of this Section 8.




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Elite Pharmaceuticals, Inc.
July ___, 2008
Page 5 of 10


         (d) During the term of this Agreement, the Placement Agents (i) shall not engage in any form of general solicitation or general advertising which is prohibited by Regulation D promulgated under the Act in connection with the Private Placement, (ii) shall not solicit prospective purchasers of Shares in the Private Placement unless the Placement Agents reasonably believe that such purchaser is an "accredited investor" as defined in Rule 501 Regulation D promulgated under the Act, and (iii) shall cooperate fully with the Company and its counsel with respect to compliance with all applicable federal, state and foreign securities and "blue sky" laws applicable to the Private Placement.


9.   MISCELLANEOUS
     -------------

         (a) This Agreement and all controversies arising from or related to performance under this Agreement shall be governed by the internal laws of the State of New York without regard to its rules concerning conflicts of laws. To the full extent lawful, each of the parties to this Agreement hereby consents irrevocably to personal jurisdiction, service and venue (a) in connection with any claim arising out of this Agreement, the courts of the State of New York located in New York County, New York, and the federal courts in the Southern District of New York, and (b) solely for the purpose of allowing any person to enforce its reimbursement, indemnification or contribution rights hereunder, in any court in which any action is brought in respect of which any such right is asserted.


         (b) This Agreement may not be amended or otherwise modified except by a writing signed by each of the parties to this Agreement. No party may assign this Agreement without the prior written consent of the other parties. This Agreement embodies the entire agreement and understanding among the parties and supersedes any prior agreements and understandings relating to its subject matter, including the prior letter agreement between the Company and Boenning & Scattergood, Inc. (which upon execution of this Agreement shall terminate in its entirety) and any prior agreement between Boenning & Scattergood, Inc. and Oppenheimer & Co., Inc. If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. This Agreement is made solely for the benefit of the Company and the Placement Agents (and, to the extent provided in SCHEDULE A, the Indemnified Parties) and their respective successors and assigns, heirs and personal representatives, and no other person shall have or acquire any rights under or by virtue of this Agreement.


         (c) Upon the consummation of the Private Placement, the Placement Agents may, at their own expense, place announcements in financial and other newspapers and periodicals describing its services in connection therewith. The content of such notice and the use of the Company's logos, trademarks or other identifying marks shall be subject to the Company's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.


         (d) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Either party's execution and delivery of this Agreement may be evidenced by either physical delivery or facsimile communication of such executed Agreement or executed counterpart to the other party.


         (e) The Board and the Company understand and acknowledge that Placement Agents and their affiliates (collectively, the "PLACEMENT AGENTS GROUP") engage in providing investment banking, securities trading, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of institutions and individuals. In the ordinary course of business, the Placement Agents Group and certain of its employees, as well as investment funds

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Elite Pharmaceuticals, Inc.
July ___, 2008
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in which they may have financial interests,  may acquire,  hold or sell, long or short positions, or trade or otherwise effect Private Placements, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, a party that may be involved in the matters contemplated by this Agreement. With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Placement Agents Group may currently, and may in the future, have financial advisory or other investment banking relationships with parties other than the Company, including parties that may have interests with respect to the Company, a Private Placement or other parties involved in a Private Placement, from which conflicting interests or duties may arise. Although the Placement Agents Group in the course of such other activities and relationships may acquire information about the Company, a Private Placement or such other parties, the Placement Agents Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the Placement Agents Group is in possession of such information, to the Company or to use such information on the Company's behalf.


         (f) The parties understand that the Placement Agents are being engaged hereunder as an independent contractor to provide the services described above solely to the Company, and that the Placement Agents are not acting as a fiduciary of the Company, the security holders or creditors of the Company or any other persons in connection with this engagement.


         (g) The Placement Agents shall not be prevented from engaging in future transactions involving companies in a similar industry to the Company provided that no confidential information of the Company is used in connection with such engagement.




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Elite Pharmaceuticals, Inc.
July ___, 2008
Page 7 of 10



     Please indicate your acceptance of the foregoing by executing and returning the enclosed copy of this letter


ROTH CAPITAL PARTNERS, LLC


By:  /s/ Zubin R. Mory
     ----------------------------
     Zubin R. Mory
     Managing Director


BOENNING & SCATTERGOOD, INC.


By:  /s/ David Parke
     ----------------------------
     David Parke
     Managing Director


Accepted  by:


ELITE PHARMACEUTICALS, INC.


By:  /s/ Bernard Berk
     ----------------------------                           --------------------
     Bernard Berk                                             Date
     Chairman & Chief Executive Officer

                                   SCHEDULE A


     This Schedule is attached to, and constitutes a material part of, that certain agreement dated July ___, 2008, between the Company, Boenning &
Scattergood, Inc. and ROTH Capital Partners, LLC (the "AGREEMENT"). Unless otherwise noted, all capitalized terms used herein shall have the meaning set forth in the Agreement.

     As a material part of the consideration for the agreement of the Placement Agents to furnish their services under the Agreement, the Company agrees to indemnify and hold harmless the Placement Agents and their affiliates, and their respective past, present and future directors, officers, employees, agents and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "INDEMNIFIED PARTIES"), to the fullest extent lawful and not in violation of public policy, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) arising out of or related to the Agreement, any actions taken or omitted to be taken by an Indemnified Party (including acts or omissions constituting ordinary negligence) in connection with the Agreement, or any Private Placement or proposed Private Placement. In addition, the Company agrees to reimburse each Indemnified Party for any reasonable legal or other expenses incurred by each of them in respect thereof at the time such expenses are incurred; PROVIDED, HOWEVER, the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage or liability which is finally judicially determined by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of any Indemnified Party.

     If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to fully indemnify any such party or to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the actual or potential Private Placement and the services rendered by the Placement Agents, but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection therewith, as well as any other relevant equitable considerations. In no event shall the aggregate contribution of the Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. The parties further agree that the relative benefits to the Company on the one hand and the Indemnified Parties on the other with respect to any Private Placement contemplated by the Agreement shall be deemed in the same proportion as (i) the total value the Private Placement bears to
(ii)  the  fees  paid  to the  Placement  Agents  with  respect  to the  Private
Placement.

     The Placement Agents shall provide the Company with prompt written notice of the commencement of any action or proceeding with respect to which indemnification will be sought hereunder, provided that the failure to provide such notice will not relieve the Company from any liability hereunder except to the extent the Company is materially prejudiced thereby. The Company shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Parties. Upon assumption by the Company of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to the

Indemnified Parties in a timely manner, or (iii) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnified Parties, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Company, PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys per relevant jurisdiction (plus local counsel) at any time for all Indemnified Parties.

     Each party agrees that it shall not effect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Company, unless such settlement or release contains a release of the indemnified Parties reasonably satisfactory in form and substance to the other party. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Company's prior written consent.

     The Company further agrees that neither the Placement Agents nor any other Indemnified Party shall have any liability, regardless of the legal theory, advanced, to the Company related to or arising out of the Placement Agents engagement, except for any liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any Indemnified Party. The indemnity, reimbursement, contribution and other obligations and agreements of the Company set forth herein shall apply to any modifications of the Agreement, shall be in addition to any liability which the Company may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Indemnified Party. The foregoing provisions shall survive the consummation of any Private Placement and any termination of the relationship established by the Agreement.